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EXHIBIT 10.2

THIRTY-SEVENTH AMENDMENT TO THE
THIRD AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.

        This THIRTY-SEVENTH AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., dated as of July     , 2003 (this "Amendment"), is being executed by AIMCO-GP, Inc., a Delaware corporation (the "General Partner"), as the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership"), pursuant to the authority conferred on the General Partner by the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and/or supplemented from time to time (the "Agreement"). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

        WHEREAS, pursuant to Section 7.3.C(3) of the Agreement, the General Partner is authorized to amend the Agreement, without the Consent of the Limited Partners, to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the Agreement that will not be inconsistent with law or with the provisions of the Agreement;

        WHEREAS, the General Partner has determined that the amendment provided for herein is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect.

        NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     Section 2.5 is amended to read in its entirety as follows:

          "Section 2.5    Term.    The term of the Partnership commenced on May 16, 1994, the date that the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until the Partnership is dissolved pursuant to the provisions of Article 13 hereof or as otherwise provided by law."

        2.     Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

        IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:
AIMCO-GP, INC.
By:	/s/ TERRY CONSIDINE
	Name:	Terry Considine
	Title:	Chief Executive Officer

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  EXHIBIT 10.2
THIRTY-SEVENTH AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.